INTERNATIONAL PLACE 6400 POPLAR AVENUE MEMPHIS, TN 38197

News Release	Exhibit 99.1

International Paper Reports Solid Third-Quarter Earnings

MEMPHIS, Tenn. – Oct. 28, 2009 – International Paper (NYSE: IP) today reported preliminary 2009 third-quarter net earnings attributable to common shareholders of $371 million ($0.87 per share) compared with $136 million ($0.32 per share) in the second quarter of 2009 and $149 million ($0.35 per share) in the third quarter of 2008. Amounts in all periods include special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Third Quarter 2009	Second Quarter 2009	Third Quarter 2008
Net Earnings	$0.87	$0.32	$0.35

Add Back – Net Special Items Expense (Income)	(0.50)	(0.12)	0.49

Earnings from Continuing Operations and Before Special Items	$0.37	$0.20	$0.84

Earnings from continuing operations and before special items in the 2009 third quarter totaled $157 million ($0.37 per share), compared with $86 million ($0.20 per share) in the second quarter of 2009 and $356 million ($0.84 per share) in the third quarter of 2008.

Quarterly net sales were $5.9 billion in the third quarter compared with $5.8 billion in the second quarter of 2009 and $6.8 billion reported in the third quarter of 2008.

Operating profits in the 2009 third quarter were $940 million, up from $788 million in the second quarter of 2009 and $536 million in the third quarter of 2008.

At the end of the 2009 third quarter, International Paper had $4.2 billion in cash and committed liquidity facilities. The company generated $1.3 billion of free cash flow (cash provided by operations less capital expenditures) during the quarter, reflecting its continued focus on reducing costs, managing capacity and working capital, and continued reduced capital spending, as well as cash received from alternative fuel mixture credits. The company also repaid $1.3 billion of debt during the quarter.

“At the end of the third quarter, we began to see some modest improvements in demand in some segments of our paper and packaging businesses,” said Chairman and CEO John Faraci. “We expanded margins year-over-year and continued to deliver strong cash flow and pay down debt, and I’m confident we’re in position to benefit as the economy continues to slowly recover.”

SEGMENT INFORMATION

To measure the performance of the company’s business segments from quarter to quarter without variations caused by special or unusual items, management focuses on business segment operating profits excluding those items. Third-quarter 2009 segment operating profits and business trends, excluding special items, compared with the prior quarter are as follows:

Industrial Packaging operating profits were $214 million, down from $255 million in the second quarter of 2009 as lower annual maintenance outages and modest volume improvement were offset by lower box prices.

Printing Papers had operating profits of $138 million compared with operating profits of $86 million in the second quarter of 2009. Improved volume, lower input costs and favorable operations offset unfavorable mix as export sales increased.

Consumer Packaging had operating profits of $68 million, up from $38 million in the previous quarter as lower annual maintenance outages, modest volume improvements and favorable input costs and operations offset pricing pressure.

The company’s distribution business, xpedx, reported operating profits of $21 million, up from $10 million in the previous quarter, due to improved volumes and cost reductions.

Forest Products operating profits totaled $2 million, down from $3 million in the second quarter of 2009. The pending sale of 143,000 acres is not expected to close in the fourth quarter of 2009 although interested parties are continuing their due diligence efforts.

Net corporate expenses totaled $46 million for the 2009 third quarter compared with $44 million in the 2009 second quarter and $40 million in the third quarter of 2008. The slight increase versus the 2009 second quarter was due to slightly higher pension expense, while the increase from the 2008 third quarter reflects higher pension expense, partially offset by lower supply chain initiative costs.

EFFECTIVE TAX RATE

The effective tax rate from continuing operations and before special items was 30 percent for the 2009 third quarter, lower than 33 percent in the second quarter of 2009 and 32.5 percent in the third quarter of 2008. The lower rate in the 2009 third quarter reflects adjustments of prior-year income tax estimates upon the filing of the company’s 2008 income tax return.

EFFECTS OF SPECIAL ITEMS

Special items in the third quarter of 2009 included a $525 million pre-tax credit ($320 million after taxes) for alternative fuel mixture credits earned under 2007 legislation enacted to provide a tax credit for companies that use alternative fuel mixtures to produce renewable energy to operate their businesses, a $18 million pre-tax charge ($11 million after taxes) for integration costs associated with the Industrial Packaging business integration, and a pre-tax charge of $151 million ($95 million after taxes) for restructuring and other charges. Restructuring and other charges included a pre-tax charge of $102 million ($62 million after taxes) for early debt extinguishment costs, a $39 million pre-tax charge ($24 million after taxes) for severance and benefit costs associated with the company’s 2008 overhead reduction program, and a $10 million pre-tax charge ($9 million after taxes) for facility closure costs.

Special items in the second quarter of 2009 included a $482 million pre-tax credit ($294 million after taxes) for alternative fuel mixture credits, a $48 million before and after-tax charge to write down the assets of the Etienne mill in France to estimated fair value, an $18 million pre-tax charge ($11 million after taxes) for integration costs associated with the Industrial Packaging business integration, and a pre-tax charge of $79 million ($55 million after taxes) for restructuring and other charges. Restructuring and other charges included a $34 million charge before taxes ($21 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead reduction program, a $25 million charge before taxes ($16 million after taxes) for early debt extinguishment costs, a $15 million before and after-tax charge for severance and other costs related to the Company’s Etienne mill in France, and a $5 million charge before taxes ($3 million after taxes) for other closure costs. Additionally, the second-quarter income tax provision included a $156 million charge to establish a valuation allowance for net operating loss carryforwards in France, and a $26 million credit related to the closing of the 2004 and 2005 U.S. federal income tax audit and related state income tax effects.

Special items in the third quarter of 2008 included a $107 million pre-tax charge ($84 million after taxes) to write down the assets of the Inverurie, Scotland, mill to its estimated fair value, a $155 million pre-tax charge ($96 million after taxes) for restructuring and other charges, a $3 million pre-tax credit ($2 million after taxes) for adjustments to estimated transaction costs accrued in connection with 2006 transformation plan forestland sales, and a $29 million income tax charge relating to estimated U.S. taxes on a gain in the company’s Ilim joint venture.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 10 a.m. EDT / 9 a.m. CDT today. All interested parties are invited to listen to the webcast live via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available on the Web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper Third-Quarter Earnings Call. The conference ID number is 31381047. Participants should call in no later than 9:45 a.m. EDT/8:45 a.m. CDT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter 31381047.

About International Paper

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs approximately 58,000 people in more than 20 countries and serves customers worldwide. 2008 net sales were approximately $25 billion. For more information about International Paper, its products and stewardship efforts, visit www.internationalpaper.com.

This press release contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for its products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and to actual or potential litigation; and (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

###

Contacts:

Media: Kathleen Bark, 901-419-4333; Investors: Thomas A. Cleves, 901-419-7566; and Emily Nix, 901-419-4987.

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2009		2008		2009		2009		2008
Net Sales	$5,919		$6,808		$5,802		$17,389		$18,283

Costs and Expenses
Cost of products sold	3,758	(a)	5,154	(d)	3,781	(i)	11,270	(n)	13,720	(d)
Selling and administrative expenses	527	(b)	507	(e)	508	(j)	1,535	(o)	1,438	(e)
Depreciation, amortization and cost of timber harvested	378		374		367		1,088		965
Distribution expenses	299		376		279		857		962
Taxes other than payroll and income taxes	48		48		47		145		136
Restructuring and other charges	151	(c)	97	(f)	79	(k)	313	(p)	152	(q)
Gain on sale of mineral rights	-		(261)		-		-		(261)
Forestland sales	-		(3)	(g)	-		-		(6)	(g)
Net losses on sales and impairments of businesses	-		107	(h)	48	(l)	48	(l)	106	(h)
Interest expense, net	169		144		173		506		306

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	589	(a-c)	265	(d-h)	520	(i-l)	1,627	(l,n-p)	765	(d,e,g,h,q)
Income tax provision	212		118		348	(m)	790	(m)	274
Equity earnings (losses), net of taxes	-		5		(32)		(59)		51

Earnings From Continuing Operations	377	(a-c)	152	(d-h)	140	(i-m)	778	(l-p)	542	(d,e,g,h,q)
Discontinued operations, net of taxes	-		-		-		-		(18)	(r)

Net Earnings	$377	(a-c)	$152	(d-h)	$140	(i-m)	$778	(l-p)	$524
Less: Net earnings attributable to noncontrolling interests	6		3		4		14		15

Net Earnings Attributable to International Paper Company	$371	(a-c)	$149	(d-h)	$136	(i-m)	$764	(l-p)	$509	(d,e,g,h,q,r)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.87	(a-c)	$0.35	(d-h)	$0.32	(i-m)	$1.80	(l-p)	$1.25	(d,e,g,h,q)
Discontinued operations	-		-		-		-		(0.04)	(r)

Net earnings	$0.87	(a-c)	$0.35	(d-h)	$0.32	(i-m)	$1.80	(l-p)	$1.21	(d,e,g,h,q,r)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$0.87	(a-c)	$0.35	(d-h)	$0.32	(i-m)	$1.79	(l-p)	$1.24	(d,e,g,h,q)
Discontinued operations	-		-		-		-		(0.04)	(r)

Net earnings	$0.87	(a-c)	$0.35	(d-h)	$0.32	(i-m)	$1.79	(l-p)	$1.20	(d,e,g,h,q,r)

Average Shares of Common Stock Outstanding - Diluted	428.7		423.4		425.4		426.6		424.2

Cash Dividends Per Common Share	$0.025		$0.25		$0.025		$0.300		$0.75

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$371		$149		$136		$764		$527
Discontinued operations, net of tax	-		-		-		-		(18)

Net Earnings	$371		$149		$136		$764		$509

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax gain of $525 million ($320 million after taxes) related to alternative fuel mixture credits.

(b)	Includes a pre-tax charge of $18 million ($11 million after taxes) for integration costs associated with the Containerboard, Packaging and Recycling business (CBPR) acquired from Weyerhaeuser Company in August 2008.

(c)	Includes a pre-tax charge of $39 million ($24 million after taxes) for severance and benefit costs associated with the Company's 2008 overhead cost reduction initiative, a pre-tax charge of $102 million ($62 million after taxes) for early debt extinguishment costs, a charge of $7 million (before and after taxes) for costs associated with the planned closure of the Etienne mill in France and a pre-tax charge of $3 million ($2 million after taxes) for other items.

(d)	Includes a pre-tax charge of $39 million ($24 million after taxes) relating to the write-up of inventory to fair value in connection with the CBPR acquisition.

(e)	Includes a pre-tax charge of $19 million ($12 million after taxes) for integration costs associated with the CBPR acquisition.

(f)	Includes a pre-tax charge of $35 million ($22 million after taxes) for an adjustment to legal reserves, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the reorganization of the Company's Shorewood operations in Canada, a pre-tax charge of $53 million ($33 million after taxes) to write off deferred supply chain initiative development costs for U.S. container operations that will not be implemented due to the CBPR acquisition, and a pre-tax charge of $1 million ($0 million after taxes) for severance costs associated with the Company's Transformation Plan.

(g)	Reflects adjustments of estimated transaction costs accrued in connection with the 2006 Transformation Plan forestland sales.

(h)	Includes a pre-tax charge of $107 million ($84 million after taxes) to write down the assets at the Inverurie, Scotland mill to estimated fair value.

(i)	Includes a pre-tax gain of $482 million ($294 million after taxes) related to alternative fuel mixture credits.

(j)	Includes a pre-tax charge of $18 million ($11 million after taxes) for integration costs associated with the CBPR business.

(k)	Includes a pre-tax charge of $34 million ($21 million after taxes) for severance and benefit costs associated with the Company's 2008 overhead cost reduction initiative, a pre-tax charge of $25 million ($16 million after taxes) for early debt extinguishment costs, a charge of $15 million (before and after taxes) for severance and other costs associated with the planned closure of the Etienne mill in France, and a pre-tax charge of $5 million ($3 million after taxes) for other items.

(l)	Includes a pre-tax charge of $48 million (before and after taxes) to write down the assets at the Etienne mill to estimated fair value.

(m)	Includes a $156 million tax expense for the write off of deferred tax assets in France and a $26 million tax benefit related to the closing of the 2004 and 2005 U.S. federal income tax audit, and related state income tax effects.

(n)	Includes a pre-tax gain of $1.5 billion ($944 million after taxes) related to alternative fuel mixture credits.

(o)	Includes a pre-tax charge of $72 million ($44 million after taxes) for integration costs associated with the CBPR business.

(p)	Includes a pre-tax charge of $125 million ($77 million after taxes) for severance and benefit costs associated with the Company's 2008 overhead cost reduction initiative, a pre-tax charge of $23 million ($28 million after taxes) for closure costs associated with the Inverurie, Scotland mill, a pre-tax charge of $127 million ($78 million after taxes) for early debt extinguishment costs, a charge of $22 million (before and after taxes) for severance and other costs associated with the planned closure of the Etienne mill, and a pre-tax charge of $16 million ($10 million after taxes) for other items.

(q)	Includes a $75 million pre-tax charge ($47 million after taxes) for adjustments to legal reserves, a pre-tax charge of $26 million ($17 million after taxes) for costs associated with the reorganization of the Company's Shorewood operations in Canada, a pre-tax charge of $53 million ($33 million after taxes) to write off deferred supply chain initiative development costs for U.S. container operations that will not be implemented due to the CBPR acquisition, and a gain of $2 million (before and after taxes) for adjustments to previously recorded reserves and other charges associated with the Company's Transformation Plan.

(r)	Includes a pre-tax charge of $25 million ($16 million after taxes) for the settlement of a post-closing adjustment on the sale of the beverage packaging business, and the operating results of certain wood products facilities.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

(In millions except for per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30, 2009	Nine Months Ended September 30,
	2009	2008		2009	2008

Earnings Before Special Items	$157	$356	$86	$277	$766

Restructuring and other charges	(95)	(84)	(55)	(215)	(119)
CBPR business integration costs	(11)	(12)	(11)	(44)	(12)
Alternative fuel mixture credits	320	-	294	944	-
Forestland sales	-	2	-	-	4
Net losses on sales and impairments of businesses	-	(84)	(48)	(48)	(83)
Income tax adjustments	-	(29)	(130)	(150)	(29)

Earnings from Continuing Operations	371	149	136	764	527
Discontinued operations	-	-	-	-	(18)

Net Earnings as Reported	$371	$149	$136	$764	$509

Diluted Earnings per Common Share	Three Months Ended September 30,		Three Months Ended June 30, 2009	Nine Months Ended September 30,
	2009	2008		2009	2008

Earnings Per Share Before Special Items	$0.37	$0.84	$0.20	$0.65	$1.80

Restructuring and other charges	(0.22)	(0.20)	(0.13)	(0.50)	(0.28)
CBPR business integration costs	(0.03)	(0.03)	(0.03)	(0.11)	(0.03)
Alternative fuel mixture credits	0.75	-	0.69	2.21	-
Forestland sales	-	-	-	-	0.01
Net losses on sales and impairments of businesses	-	(0.20)	(0.11)	(0.11)	(0.19)
Income tax adjustments	-	(0.06)	(0.30)	(0.35)	(0.07)

Earnings Per Common Share from Continuing Operations	0.87	0.35	0.32	1.79	1.24
Discontinued operations	-	-	-	-	(0.04)

Diluted Earnings per Common Share	$0.87	$0.35	$0.32	$1.79	$1.20

Notes:

(1) The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles ("GAAP"). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Diluted earnings per common share reflect the inclusion of contingently convertible securities in the computation.

(3) Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended September 30,				Three Months Ended June 30, 2009		Nine Months Ended September 30,
	2009		2008				2009		2008
Industrial Packaging	$2,230		$2,320		$2,270		$6,680		$5,235
Printing Papers	1,470		1,800		1,360		4,155		5,305
Consumer Packaging	790		830		770		2,275		2,395
Distribution	1,665		2,075		1,595		4,850		6,030
Forest Products	5		55		10		20		135
Corporate and Inter-segment Sales	(241)		(272)		(203)		(591)		(817)

Net Sales	$5,919		$6,808		$5,802		$17,389		$18,283

Operating Profit by Industry Segment

	Three Months Ended September 30,				Three Months Ended June 30, 2009		Nine Months Ended September 30,
	2009		2008				2009		2008
Industrial Packaging	$410	(2,3,4)	$95	(5)	$382	(2,3,4)	$1,152	(2,3,4)	$279	(5)
Printing Papers	363	(2,6)	103	(7)	279	(2,6)	954	(2,6)	514	(7)
Consumer Packaging	144	(2,8)	(2)	(8)	114	(2,8)	370	(2,8)	20	(8)
Distribution	21		35		10		24		77
Forest Products	2		305		3		7		371

Operating Profit (1)	940		536		788		2,507		1,261

Interest expense, net	(169)		(144)		(173)		(506)		(306)
Noncontrolling interest/equity earnings adjustment (9)	5		(1)		8		19		11
Corporate items, net	(46)		(40)		(44)		(141)		(82)
Restructuring and other charges	(141)		(89)		(59)		(252)		(126)
Sale of forestlands	-		3		-		-		6
Net gains on sales and impairments of businesses	-		-		-		-		1

Earnings From Continuing Operations Before Income Taxes and Equity Earnings	$589		$265		$520		$1,627		$765

Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes (1)	$-		$5		$(30)		$(56)		$54

(1)	In addition to the operating profits shown above, International Paper recorded equity earnings, net of taxes, of $0 million for the three months ended September 30, 2009, equity losses, net of taxes, of $30 million for the three months ended June 30, 2009 and $56 million for the nine months ended September 30, 2009, and equity earnings, net of taxes, of $5 million for the three months ended September 30, 2008 and $54 million for the nine months ended September 30, 2008, related to its equity investment in Ilim Holdings S.A., a separate reportable industry segment.

(2)	Includes gains of $221 million and $208 million in the Industrial Packaging segment, $226 million and $197 million in the Printing Papers segment, and $78 million and $77 million in the Consumer Packaging segment for the three months ended September 30, 2009 and June 30, 2009, respectively, and gains of $637 million in the Industrial Packaging segment, $663 million in the Printing Papers segment, and $247 million in the Consumer Packaging segment for the nine months ended September 30, 2009, relating to alternative fuel mixture credits.

(3)	Includes charges of $18 million for both the three months ended September 30, 2009 and June 30, 2009, and $72 million for the nine months ended September 30, 2009, for CBPR integration costs.

(4)	Includes charges of $7 million and $15 million for the three months ended September 30, 2009 and June 30, 2009, respectively, for severance and other costs related to the planned closure of the Etienne mill in France, and $48 million for the three months ended June 30, 2009 to write down the assets at the Etienne mill to estimated fair value.

(5)	Includes a charge of $39 million relating to the write-up of inventory to fair value in connection with the CBPR acquisition, and a charge of $19 million for CBPR integration costs.

(6)	Includes charges of $1 million and $4 million for the three months ended September 30, 2009 and June 30, 2009, and $11 million for the nine months ended September 30, 2009, for shutdown costs for the Louisiana mill and the Franklin lumber mill, sheet converting plant and converting innovations center, and a charge of $23 million for the nine months ended September 30, 2009 for the closure of the Inverurie, Scotland mill.

(7)	Includes a charge of $107 million to write down the assets of the Inverurie, Scotland mill to estimated fair value.

(8)	Includes charges of $2 million, $8 million, and $1 million for the three months ended September 30, 2009, September 30, 2008 and June 30, 2009, respectively, and $5 million and $26 million for the nine months ended September 30, 2009 and 2008, respectively, related to the reorganization of the Company's Shorewood operations.

(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper

Sales Volume by Product (1) (2)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30, 2009	Nine Months Ended September 30,
	2009	2008		2009	2008
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (4)	1,856	1,641	1,899	5,531	3,419
Containerboard (4)	580	686	530	1,581	1,686
Recycling (4)	566	397	598	1,759	397
Saturated Kraft	33	45	29	83	130
Bleached Kraft	22	24	17	52	65
European Industrial Packaging	252	261	268	790	844
Asian Industrial Packaging	200	154	139	427	443

Industrial Packaging	3,509	3,208	3,480	10,223	6,984

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	753	875	702	2,148	2,653
European & Russian Uncoated Papers	304	355	332	1,006	1,101
Brazilian Uncoated Papers	282	217	234	696	638
Asian Uncoated Papers	25	6	12	40	21

Uncoated Papers	1,364	1,453	1,280	3,890	4,413

Market Pulp (3)	422	448	375	1,114	1,218

Consumer Packaging (In thousands of short tons)
U.S. Coated Paperboard	324	403	318	932	1,202
European Coated Paperboard	86	81	92	265	235
Asian Coated Paperboard	221	138	218	628	386
Other Consumer Packaging	42	48	42	130	136

Consumer Packaging	673	670	670	1,955	1,959

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Sales volumes for divested businesses are included through the date of sale, except for discontinued operations.
(3)	Includes internal sales to mills.
(4)	Includes CBPR volumes from date of acquisition.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	September 30, 2009	December 31, 2008
Assets

Current Assets
Cash and Temporary Investments	$1,652	$1,144
Accounts and Notes Receivable, Net	3,080	3,288
Inventories	2,278	2,495
Deferred Income Tax Assets	207	261
Other	300	172

Total Current Assets	7,517	7,360

Plants, Properties and Equipment, Net	13,699	14,202
Forestlands	749	594
Investments	1,102	1,274
Goodwill	2,288	2,027
Deferred Charges and Other Assets	1,326	1,456

Total Assets	$26,681	$26,913

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$369	$828
Accounts Payable and Accrued Liabilities	3,947	3,927

Total Current Liabilities	4,316	4,755

Long-Term Debt	9,253	11,246
Deferred Income Taxes	2,514	1,957
Pension Benefit Obligation	3,303	3,260
Postretirement and Postemployment Benefit Obligation	632	663
Other Liabilities	779	631

Equity
Invested Capital	3,583	2,739
Retained Earnings	2,062	1,430

Total Shareholders’ Equity	5,645	4,169

Noncontrolling interests	239	232

Total Equity	5,884	4,401

Total Liabilities and Equity	$26,681	$26,913

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Nine Months Ended September 30,
	2009	2008
Operating Activities
Net earnings attributable to International Paper Company	$764	$509
Noncontrolling interests	14	15
Discontinued operations, net of taxes and noncontrolling interests	-	18

Earnings from continuing operations	778	542
Depreciation, amortization and cost of timber harvested	1,088	965
Deferred income tax expense (benefit), net	585	(51)
Restructuring and other charges	313	152
Payments related to restructuring and legal reserves	(35)	(71)
Net losses on sales and impairments of businesses	48	106
Gains on sales of forestlands	-	(3)
Equity loss (earnings), net	59	(51)
Periodic pension expense, net	160	89
Alternative fuel mixture credits receivable	(251)	-
Other, net	140	65
Changes in current assets and liabilities
Accounts and notes receivable	466	(12)
Inventories	262	(104)
Accounts payable and accrued liabilities	(38)	255
Interest payable	21	(12)
Other	(26)	86

Cash Provided by Operations	3,570	1,956

Investment Activities
Invested in capital projects	(367)	(732)
Acquisitions, net of cash received	(17)	(6,086)
Proceeds from divestitures	-	14
Equity investment in Ilim	-	(21)
Other	(59)	(147)

Cash Used for Investment Activities	(443)	(6,972)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(10)	(47)
Issuance of common stock	-	1
Issuance of debt	2,490	6,011
Reduction of debt	(4,911)	(627)
Change in book overdrafts	(5)	(45)
Dividends paid	(129)	(321)
Other	(113)	(69)

Cash (Used for) Provided by Financing Activities	(2,678)	4,903

Effect of Exchange Rate Changes on Cash	59	(21)

Change in Cash and Temporary Investments	508	(134)

Cash and Temporary Investments
Beginning of the period	1,144	905

End of the period	$1,652	$771